SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)   January 7, 2004

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

Item 5.                    Other Events

On January 7, 2004, the Registrant’s wholly owned subsidiary, Mountaineer Park, Inc. (“MPI”), and the union representing the pari-mutuel clerks employed at MPI’s Mountaineer Racetrack & Gaming Resort executed a new five-year agreement.

On January 10, 2004, MPI and the Horsemen’s Benevolent and Protective Association executed a new three-year agreement governing live racing and simulcasting at the Mountaineer Racetrack & Gaming Resort.

The Registrant hereby incorporates by reference its press releases dated January 10, 2004 and January 12, 2004, attached hereto as Exhibit 99.1 and 99.2.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated January 10, 2004

99.2	Press Release dated January 12, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ Edson R. Arneault
Edson R. Arneault, President

Date: January 12, 2004